This  Specimen  Certificate  is  in  landscape position.



  NUMBER                 The Commonwealth of Massachusetts           SHARES

  -0-                  (There is a picture of the Capitol             -0-
                      and an eagle between two pillars here)


                            ENDEAVOR SERIES TRUST

                         Capital Guardian U.S. Equity Portfolio

                                    no par value


This Certifies that -Specimen- of             is the owner of
 -0- Shares in the Capital Guardian U.S. Equity Portfolio of Endeavor Series Trust, created by a Declaration of Trust dated November 18, 1988 and recorded with the Secretary of State of The Commonwealth of Massachusetts which shares are fully paid and non-assessable, and subject to the provisions of this Trust, are transferable by assignment endorsed thereon, and, the surrender of this certificate.

IN WITNESS WHEREOF, the Trustees hereunto set their hands and  have caused their
seal to be affixed hereto this     day of      A.D. 19 .




President         (There is a Seal Here)       Chief Financial Officer
                                                      (Treasurer)

             This Side of The Certificate is in Landscape Position.



                                 ENDEAVOR SERIES TRUST

                                  Capital Guardian U.S. Equity
                                        Portfolio

                                  (There is a Torch of
                                        Fire Here)

                                       Certificate
                                           for

                                            -0-

                                         ISSUED TO


                                      Specimen

                                        DATED






          (The following Text is Enclosed in the Border to the Left of the Above Text Reading in the Opposite Direction)

         For Value Received,           hereby sell, assign and    transfer unto
             Shares of the                          Capital represented by the
within Certificate, and do hereby     irrevocably constitute and appoint
         Attorney to transfer the said Shares on the books of the within named
              Organization with full power of substitution in the premises.

         Dated              19   .

                  In presence of








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